As filed with the Securities and Exchange Commission on August 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

_________________

REDWOOD TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	68-0329422 (I.R.S. Employer Identification No.)

One Belvedere Place, Suite 300

Mill Valley, CA  94941

(Address of principal executive offices) (Zip code)

2002 Redwood Trust, Inc. Incentive Plan

(Full title of the plan)

_____________

Martin S. Hughes Chief Executive Officer Redwood Trust, Inc. One Belvedere Place, Suite 300 Mill Valley, CA 94941 (415) 389-7373	Copies to: Keith Benson, Esq. Latham & Watkins LLP 505 Montgomery Street, Suite 2000 San Francisco, California 94111 (415) 391-0600
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☒ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,000,000 Shares	$16.62	$16,620,000	$2,266.97

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement shall also automatically cover any additional shares of common stock of Redwood Trust, Inc. (“Common Stock”) which become issuable under the 2002 Redwood Trust, Inc. Incentive Plan (as amended, the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of the Registrant’s Common Stock.

(2)	This estimate is made pursuant to Rule 457(c) solely for purposes of calculating the registration fee pursuant to Rule 457(h), and is based on a price of $16.62, which represents the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on August 7, 2013.

INTRODUCTION

By previous registration statements on Form S-8 (File Nos. 333-89300, 333-116395, 333-136497, 333-155154, 333-176102 and 333-183116) filed with the Securities and Exchange Commission (the “Commission”), Redwood Trust, Inc., a Maryland corporation (the “Company”), previously registered an aggregate of 5,184,064 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for issuance from time to time in connection with the 2002 Redwood Trust, Inc. Incentive Plan (as amended, the “Plan”). Under this registration statement, the Company is registering an additional 1,000,000 shares of Common Stock reserved for issuance from time to time in connection with the Plan.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this registration statement by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

PART II

Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

The Commission allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this registration statement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we have filed, or may file, with the Commission:

(1)	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed on February 26, 2013;

(2)	Our Proxy Statement for our 2013 Annual Meeting of Stockholders pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), filed on April 2, 2013 (solely to the extent specifically incorporated by reference into our Annual Report on 10-K for the year ended December 31, 2012);

(3)	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, filed on May 6, 2013 and August 8, 2013, respectively;

(4)	Our Current Reports on Form 8-K filed on January 30, 2013, March 6, 2013 (as amended by our Current Report on Form 8-K/A filed on March 6, 2013), May 10, 2013, May 17, 2013, May 21, 2013, June 6, 2013 (solely with respect to Item 5.02) and June 11, 2013;

(5)	The description of our common stock contained in our registration statement on Form 8-A filed on January 7, 1998; and

(6)	All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities covered hereby then remaining unsold, are deemed to be incorporated by reference in this registration statement and are a part hereof from the date of filing of such documents.

Any information that we later file with the Commission will automatically update and supersede the information and statements contained in a document incorporated or deemed to be incorporated by reference herein. Any such information or statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute part of this registration statement. Under no circumstances will any information filed under items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1, filed on August 6, 2008)

4.1.1	Articles Supplementary of the Registrant, effective August 11, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.1, filed on August 6, 2008)

4.1.2	Articles Supplementary of the Registrant, effective August 14, 1995 (Incorporated by reference to the Registrant’s Quarterly Report on Form 1 0-Q for the quarter ended June 30, 2008, Exhibit 3.1.2, filed on August 6, 2008)

4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.3, filed on August 6, 2008)

4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.4, filed on August 6, 2008)

4.1.5	Articles Supplementary of the Registrant, effective April 10, 2003 (Incorporated by reference to the Registrant’s Quarterly Report on Form 1 0-Q for the quarter ended June 30, 2008, Exhibit 3.1.5, filed on August 6, 2008)

4.1.6	Articles of Amendment of the Registrant, effective June 12, 2008 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.6, filed on August 6, 2008)

4.1.7	Articles of Amendment effective May 19, 2009 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)

4.1.8	Articles of Amendment effective May 24, 2011 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011)

4.1.9	Articles of Amendment effective May 18, 2012 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012)

4.1.10	Articles of Amendment effective May 16, 2013 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013)

4.2.1	Amended and Restated Bylaws, as adopted on March 5, 2008 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)

4.2.2	First Amendment to Amended and Restated Bylaws, as adopted on May 17, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.2, filed on May 21, 2012)

4.3	Form of Common Stock Certificate (Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)

4.4	Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan2002 Redwood Trust, Inc. Employee Stock Purchase Plan, as amended through May 16, 2013 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 10.21, filed on May 21, 2013)

5.1	Opinion of Venable LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on August 9, 2013.

REDWOOD TRUST, INC.

By:	/s/ Martin S. Hughes
Name: Martin S. Hughes
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Martin S. Hughes and Brett D. Nicholas and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Martin S. Hughes Martin S. Hughes	Director and Chief Executive Officer (Principal Executive Officer)	August 9, 2013
/s/ Christopher J. Abate Christopher J. Abate	Chief Financial Officer (Principal Financial Officer)	August 9, 2013
/s/ Collin L. Cochrane Collin L. Cochrane	Controller (Principal Accounting Officer)	August 9, 2013
/s/ Richard D. Baum Richard D. Baum	Chairman of the Board, Director	August 9, 2013
/s/ Mariann Byerwalter Mariann Byerwalter	Director	August 9, 2013
/s/ Douglas B. Hansen Douglas B. Hansen	Director	August 9, 2013
/s/ Greg H. Kubicek Greg H. Kubicek	Director	August 9, 2013
/s/ Jeffrey T. Pero Jeffrey T. Pero	Director	August 9, 2013
/s/ Georganne C. Proctor Georganne C. Proctor	Director	August 9, 2013
/s/ Charles J. Toeniskoetter Charles J. Toeniskoetter	Director	August 9, 2013

INDEX TO EXHIBITS

Exhibit	Description

4.1	Articles of Amendment and Restatement of the Registrant, effective July 6, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1, filed on August 6, 2008)

4.1.1	Articles Supplementary of the Registrant, effective August 11, 1994 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.1, filed on August 6, 2008)

4.1.2	Articles Supplementary of the Registrant, effective August 14, 1995 (Incorporated by reference to the Registrant’s Quarterly Report on Form 1 0-Q for the quarter ended June 30, 2008, Exhibit 3.1.2, filed on August 6, 2008)

4.1.3	Articles Supplementary of the Registrant, effective August 9, 1996 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.3, filed on August 6, 2008)

4.1.4	Certificate of Amendment of the Registrant, effective June 30, 1998 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.4, filed on August 6, 2008)

4.1.5	Articles Supplementary of the Registrant, effective April 10, 2003 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.5, filed on August 6, 2008)

4.1.6	Articles of Amendment of the Registrant, effective June 12, 2008 (Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, Exhibit 3.1.6, filed on August 6, 2008)

4.1.7	Articles of Amendment effective May 19, 2009 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2009)

4.1.8	Articles of Amendment effective May 24, 2011 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 20, 2011)

4.1.9	Articles of Amendment effective May 18, 2012 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2012)

4.1.10	Articles of Amendment effective May 16, 2013 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on May 21, 2013)

4.2.1	Amended and Restated Bylaws, as adopted on March 5, 2008 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.1, filed on March 11, 2008)

4.2.2	First Amendment to Amended and Restated Bylaws, as adopted on May 17, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 3.2, filed on May 21, 2012)

4.3	Form of Common Stock Certificate (Incorporated by reference to the Registrant’s Registration Statement on Form S-11 (No. 333-08363), Exhibit 4.3, filed on August 6, 1996)

4.4	Amended and Restated 2002 Redwood Trust, Inc. Incentive Plan2002 Redwood Trust, Inc. Employee Stock Purchase Plan, as amended through May 16, 2013 (Incorporated by reference to the Registrant’s Current Report on Form 8-K, Exhibit 10.21, filed on May 21, 2013)

5.1	Opinion of Venable LLP

23.1	Consent of Grant Thornton LLP

23.2	Consent of Venable LLP (included in Exhibit 5.1 hereto)

24.1	Power of Attorney (included on the signature page to this registration statement)

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